Exhibit 99.3

Illustrative Term Sheet for $470.4 million Senior Secured Notes[1]
Issuer	Office Properties Income Trust (“OPI” or the “Issuer”).
Transaction Summary

An ad hoc group of institutional investors holding a majority of OPI’s 2025 Notes (the “AHG”) are willing to work supportively with the Issuer and its advisors to structure and commit to participate in an exchange offer of approximately $460 million of 2025 Notes for:

(i) common stock representing 19.9% of the fully diluted common equity of the Issuer,

(ii) $75 million of cash, less the amount of the Support Fee (if any) paid to the AHG as provided below,

(iii) $470.4 million of Senior Secured Notes due 2028 (the “Secured Notes” and with clauses (i) and (ii), collectively, the “Exchange Consideration”) subject to the terms and conditions herein and assuming a November [15], 2024 closing.

The AHG may elect to receive a cash fee up to $10 million for committing to support the transaction on a pro rata basis based on their Secured Notes (the “Support Fee”). The amount of such Support Fee will reduce the cash payable pursuant to clause (ii) above.

All holders of OPI’s 2025 Notes that tender by the early tender deadline, including members of the AHG, will receive their pro rata share of the Exchange Consideration in exchange for 2025 Notes, together with accrued interest through (but not including) the date of the exchange.

This exchange transaction will be subject to a minimum participation threshold of not less than 90%.[2]

Senior Secured Notes due 2028
Securities	$470.4 million aggregate principal amount of Secured Notes due 2028.

1 This term sheet is non-binding and is provided for discussion purposes only and is not a commitment to invest or make credit available. Any binding commitment to exchange Secured Notes described herein would be provided only after satisfactory completion of the investors’ due diligence investigation and negotiation of acceptable documentation.

2 Note to Draft: OPI will retain right to waive/amend threshold following launch of offer.

Coupon/Issue Price	Interest: 3.25% per annum Issue Price: 81.9% Combination of coupon and OID such that Issuer remains in compliance with its financial covenants pro forma for the transaction.
All-In Yield to Maturity	Approximately 12.0% per annum
Maturity Date	The Secured Notes will mature on June 30, 2028.
Interest Payment Dates	June 30 and December 31 of each year, beginning on December 31, 2024.
Collateral Properties	The Issuer (or the entities owning such properties) will grant a first-priority security interest in the real properties set forth on Exhibit A hereto (the “Collateral Properties”), with a gross book value equal to approximately $1.3 billion.
Guarantees

On the issue date, the Secured Notes will be fully and unconditionally guaranteed on a joint, several and senior basis by:

(i) subsidiaries that own the Collateral Properties (the “Collateral Guarantors”);

(ii) subsidiaries that own the Second Lien Collateral (the “Second Lien Guarantors”); and

(iii) each of the Issuer’s other subsidiaries (the “Other Subsidiaries”) and, together with the Collateral Guarantors and the Second Lien Guarantors, the “Guarantors”)[3].

Pursuant to such guarantee, the Guarantors will guarantee the principal, premium, if any, and accrued and unpaid interest on the Secured Notes.

Each of the Other Subsidiaries will be automatically released from its guarantee upon the satisfaction of the Mandatory Redemption.

3 Note to Draft: Subject to customary exceptions, including to the extent necessary to comply with debt agreements (with structuring of holding companies to issue the guarantees to be discussed).

Collateral

The Secured Notes and related guarantees will be secured by:

(i) a first priority lien and security interest on the Collateral Properties; and

(ii) a first priority lien and security interest on an assignment of rents relating to the Collateral Properties; and

(iii) a first priority lien and security interest on the 100% of the equity interests in each of the Collateral Guarantors; and

(iv) a junior lien on the Second Lien Properties as a “permitted junior lien” as provided therein (subject to confirmatory due diligence), or the equity interests of the subsidiary obligors pledged in connection therewith (the “Second Lien Collateral”)[4];

(in each case, subject to customary exceptions and permitted liens) (clauses (i)-(iii), the “First Lien Collateral”, and together with the Second Lien Collateral, the “Collateral”).

Each Collateral Guarantor will be subject to restrictions on terms substantially consistent with those set forth in Sections 9.3 (Restrictions on Intercompany Transfer) and 9.4 (Merger, Consolidation, Sales of Assets and Other Arrangements) of the OPI Credit Agreement.

“Second Lien Properties” means the 19 fee-owned real properties that secure, on a first lien basis, the Issuer’s Senior Secured Notes issued on June 20, 2024 and October 8, 2024 (the “Exchange Notes”5).

Stock Certificates and Powers: All equity to be pledged that is First Lien Collateral shall be certificated, with the original share or membership certificates, as applicable, delivered to the Collateral Agent, along with share or membership powers executed in blank.

Termination of Property Management Agreements:  All property management agreements with respect to the First Lien Collateral will be subject to termination rights in connection with a foreclosure acceptable to the AHG.

Collateral Reporting to Indenture Trustee:  Solely following the occurrence and during the continuation of an Event of Default, property-level reporting on a quarterly basis on the First Lien Collateral and Second Lien Collateral , which will include rent rolls, capital commitments, operating statements, cash flow statements and KPIs.

Public Collateral Reporting to Secured Noteholders: On a quarterly basis, Issuer will publicly report portfolio-level operating financial metrics and KPIs on the First Lien Collateral properties consistent with current practice on its existing debt collateral pools in its investor presentation and financial supplement, as fully defined in the definitive documentation.

Major Leases: Solely following the occurrence and during the continuation of an Event of Default, with respect to the First Lien Collateral, execution of major leases and associated capital commitments subject to approval of Collateral Agent. Definition of major lease to be mutually agreed between AHG and Issuer.

Major Lease Reserves:  Solely following the occurrence and during the continuation of an Event of Default, with respect to the First Lien Collateral, the Issuer shall establish customary reserves to be held by the Collateral Agent from First Lien Collateral cash flow to cover tenant improvements and leasing commissions associated with approved Major Leases and expiring Major Lease spaces in advance of expiration. Detailed terms to be mutually agreed between the AHG and the Issuer.

Collateral Cash Flow Sweep: Solely following the occurrence and during the continuation of an Event of Default, with respect to the First Lien Collateral, all excess First Lien Collateral cash flow (to be defined in a manner to be agreed) after debt service will be held by the Collateral Agent (it being understood that the Issuer may freely utilize such cash).

The Issuer will submit all mortgages for the Collateral Properties for recording and obtain lender’s title insurance for all such mortgages at closing.

4 Note to Draft: Subject to customary exceptions, including to the extent necessary to comply with debt agreements.

5 Note to Draft: Indenture for the Secured Notes will be negotiated as part of definitive documentation, which shall be attached to any support agreement to be signed by AHG.

Collateral Release

Collateral will be automatically released from the liens and security interests created by the applicable security documents at any time and from time to time in accordance with the provisions of the security documents and the indenture. The Collateral will automatically release under any one or more of the following circumstances:

•      as to all Collateral, upon payment in full of the principal plus accrued and unpaid interest, if any, on, the Secured Notes and all other non-contingent obligations in respect of the Secured Notes under the indenture, the guarantees and the security documents that are due and payable at or prior to the time such principal, plus, accrued and unpaid interest, if any, is paid;

•     as to all Collateral, upon a legal defeasance or covenant defeasance with respect to the Secured Notes or the satisfaction and discharge of the indenture;

•      as to any Collateral, upon consummation of the sale, transfer or other disposition of such Collateral by the Issuer or a Guarantor to any Person other than the Issuer or any affiliate of the Issuer to the extent such sale, transfer or other disposition is not prohibited under the indenture;

•      as to any Collateral in the form of equity interests, in the event of a sale, transfer or other disposition of all or substantially all of the properties or assets of the entity represented by such equity interests (including by way of merger or consolidation) to a Person that is not the Issuer or a subsidiary of the Issuer to the extent such sale, transfer or other disposition is not prohibited under the indenture;

•      as to any Collateral Property, upon the redemption of an aggregate principal amount of the Secured Notes equal to the amount required by “Limitation on Collateral Asset Sales”

•      with respect to any Collateral that is capital stock, upon the dissolution or liquidation of the issuer of that capital stock that is not prohibited by the indenture;

•      as to any Second Lien Collateral, at such time any such Second Lien Collateral is no longer subject to a Lien securing the Exchange Notes, other than any Second Lien Collateral that ceases to be subject to a Lien securing the Exchange Notes in connection with a satisfaction and discharge or as a result of payment in full and termination of the Exchange Notes;

•      as to any Collateral, as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

•      as to all or substantially all Collateral, with the consent of 100% of holders of the aggregate principal amount of the Secured Notes then outstanding; excluding any Secured Notes held by OPI or any affiliates of OPI.

In addition, notwithstanding anything to the contrary, the security interests in all Collateral securing the Secured Notes and related guarantees shall automatically and unconditionally be released pursuant to the terms of any applicable intercreditor agreement.

Optional Redemption

The Issuer may, at its option, redeem at any time and from time to time some or all of the Secured Notes at the principal (par) amount thereof plus accrued and unpaid interest to, but not including, the redemption date. Any optional redemption shall reduce:

(i) first, any then-remaining portion of the Mandatory Redemption,

(ii) once the Mandatory Redemption has been satisfied, then-remaining Quarterly Redemptions in the order in which they become due and

(iii) once the Mandatory Redemption and all Quarterly Redemptions are satisfied, the amount of Secured Notes remaining to be paid at maturity.

Mandatory Redemption

On March 1, 2026, the Issuer will redeem $135.0 million in principal amount of the Secured Notes (less the principal amount of Secured Notes the Issuer has otherwise redeemed on or prior to such date, excluding the Quarterly Redemption) at a price equal to the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date (the “Mandatory Redemption”).

In addition, the Issuer will redeem $6.5 million in principal amount of the Secured Notes by the last business day of each quarter, commencing with the quarter ended March 31, 2025 (subject to reduction as described under “Optional Redemption”) (the “Quarterly Redemption”).

Limitation on Collateral Asset Sales

If the Issuer or the Guarantors consummate a Collateral Asset Sale (to be defined in a manner consistent with the Exchange Notes, but to permit joint venture transactions, with the resulting net cash proceeds to be subject to the following redemption requirements) with respect to any First Lien Collateral, the Issuer or the Guarantors, as applicable, must receive consideration for such asset sale at least equal to the fair market value to non-affiliates (as determined on the date on which such First Lien Collateral is contractually agreed to be sold in good faith by OPI) of the applicable First Lien Collateral that is sold and 100% of the consideration from such sale must be in the form of cash and cash equivalents. First Lien Collateral proceeds may not be reinvested.

Promptly following the sale of any such First Lien Collateral, the Issuer must issue notice to redeem a portion of the Secured Notes (on a pro rata basis with any Debt secured by Additional Secured Notes Liens) in a principal amount equal to 100% of the net proceeds from the asset sale at a price equal to the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

Limitation on Non-Collateral Asset Sales	If the Issuer or the Guarantors consummate a Non-Collateral Asset Sale with respect to any non-Collateral, the Issuer or the Guarantors, as applicable, must receive consideration for such asset sale at least equal to the fair market value to non-affiliates (as determined on the date on which such non-Collateral is contractually agreed to be sold in good faith by OPI) of such assets and 100% of the consideration from such sale must be in the form of cash and cash equivalents.

Event of Loss

If any casualty, loss, damage, destruction, condemnation, government seizure or other similar loss occurs with respect to the First Lien Collateral which results in net proceeds and the Issuer (or the Guarantors as the case may be) does not intend to make a Reinvestment Election (as defined below), the Issuer will apply the net proceeds within 20 business days following receipt of the net proceeds to redeem the Secured Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date;

provided, however, that the Issuer (or the Guarantors, as the case may be), may, within 120 days following receipt of the net proceeds, elect to

(i) reinvest any portion of the net proceeds to replace or repair the First Lien Collateral or acquire replacement property that shall become Collateral,

(ii) use any portion of the net proceeds to satisfy any obligations of the Issuer or the Guarantors to tenants, operators or managers of the Collateral Properties, or

(iii) any combination of the foregoing (in each case, a “Reinvestment Election”).

If the Issuer or the Guarantors do not make a Reinvestment Election within 120 days of receiving the net proceeds or any net proceeds will not be, or are no longer intended to be, used for a Reinvestment Election after the Issuer (or the Guarantors as the case may be) has made a Reinvestment Election, the Issuer shall apply the net proceeds to redeem the Secured Notes within 20 business days after the earlier of (A) the Issuer or the Guarantors reasonably determining not to use the net proceeds for a Reinvestment Election or (B) expiration of the 120 day Reinvestment Election period.

Limitation on Incurrence of Debt

The Secured Notes will be issued under an indenture that will contain financial debt incurrence covenants that are substantially similar to the Exchange Notes, which will provide that:

•      OPI and its Subsidiaries will not be able to incur Debt if the aggregate principal amount of outstanding Debt of OPI and its Subsidiaries is greater than 60% of Adjusted Total Assets;

•      OPI and its Subsidiaries will not be able to incur any Secured Debt if the aggregate principal amount of outstanding Secured Debt is greater than 40% of Adjusted Total Assets;

•      OPI and its Subsidiaries will not be able to incur Debt unless Consolidated Income Available for Debt Service is at least 1.5 times the Annual Debt Service; and

•      OPI and its Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of Unsecured Debt.

In addition to the foregoing covenants, the indenture will further provide that

(a) notwithstanding the foregoing ratio based covenants or clause (b) below, OPI and its Subsidiaries will be entitled to incur Permitted Refinancing Indebtedness or any Debt secured by Permitted Senior Liens or Additional Secured Notes Liens; and

(b) the Collateral Guarantors will not be permitted to issue preferred stock or Disqualified Stock or incur Funded Debt (other than: (i) Permitted Refinancing Indebtedness with respect to the Secured Notes; (ii) any Debt secured by Additional Secured Notes Liens; (iii) any Debt secured in whole or in part by Permitted Senior Liens and (iv) preferred stock, any Debt secured in whole or in part by Permitted Junior Liens or any Unsecured Debt, provided that in the case of this clause (iv), the maturity date (or mandatory redemption date on such preferred stock, if applicable) is not less than 180 days after the stated maturity date of the Secured Notes).

“Funded Debt” will mean indebtedness for borrowed money or any obligation to be liable for, or to pay, as obligor, guarantor or otherwise such indebtedness.

“Permitted Refinancing Indebtedness” will mean Debt of OPI or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to, or which serves to, extend, refinance, modify, renew, replace, defease, discharge or refund other Debt of OPI or any of its Subsidiaries (other than intercompany Debt); provided that:

(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Debt so extended, refinanced, modified, renewed, replaced, discharged or refunded except by an amount equal to accrued and unpaid interest and premium (including tender premiums) thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, replacement, substitution, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn immediately prior to such refinancing and such drawing shall be deemed to have been made;

(ii) such Permitted Refinancing Indebtedness has a weighted average life to maturity at the time such Permitted Refinancing Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the Debt being refunded or refinanced; and

(iii) to the extent such Refinancing Indebtedness refinances subordinated Debt, such Permitted Refinancing Indebtedness is subordinated Debt.

For the avoidance of doubt, Permitted Refinancing Indebtedness includes successive incurrences of Permitted Refinancing Indebtedness of the same Debt.

Liens

The Issuer and the Guarantors will not incur liens in respect of Debt on any of the Collateral except for Permitted Liens.

“Permitted Liens” will mean:

(i) liens securing taxes, assessments and other charges or levies imposed by a governmental authority or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals;

(ii) liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially impair the existing use thereof,

(iii) liens granted by any tenant on its leasehold estate in a property;

(iv) the interests of tenants, operators or managers of properties;

(v) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default hereunder;

(vi) non-exclusive licenses of intellectual property rights in the ordinary course of business;

(vii) matters disclosed in any title report, commitment or policy provided to or obtained by the Collateral Agent for the Secured Notes on or before the issue date of the Secured Notes;

(viii) liens securing (A) the initial Secured Notes and (B) additional Secured Notes up to an aggregate principal amount at any time outstanding that does not exceed $[to be determined][6] (“Additional Secured Notes Liens”);

(ix) Permitted Junior Liens; and

(x) with respect to the Second Lien Collateral, Permitted Senior Liens securing Debt in an aggregate principal amount at any time outstanding not to exceed $610.0 million plus certain refinancing expenses, fees and costs to be agreed.

“Permitted Junior Liens” means any Lien on all or a portion of any First Lien Collateral that ranks junior in priority to the Liens on the First Lien Collateral securing the Secured Notes and the related guarantees in accordance with the terms of an acceptable intercreditor agreement.

“Permitted Senior Liens” means any Lien on all or a portion of any Second Lien Collateral that ranks senior to the Liens on such assets securing the Secured Notes and the related guarantees in accordance with the terms of any acceptable intercreditor agreement.

Negative Pledge	Except as otherwise permitted by the indenture, the Collateral Guarantors will not guarantee any other debt and the Collateral will not be able to secure any other debt.

6 Note to Draft: to be limited to amount of secured notes not issued on the closing date.

Rating	OPI will cause the Secured Notes to be rated by Moody’s and S&P no later than 60 days after the issue date.
Change of Control	The Issuer will be required to offer to purchase the Secured Notes at 101% upon a Change of Control.
Events of Defaults	The applicable indenture for each series of Secured Notes will contain events of default substantially similar to the events of default for the Exchange Notes.
Transfer Restrictions	The Secured Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any jurisdiction. Unless registered under the Securities Act, the Secured Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.
No Prior Market	Each series of Secured Notes will be a new issue of securities and there is currently no established trading market for either series of Secured Notes. An active or liquid trading market may not develop for the Secured Notes.
Registration Rights

The Issuer will not be required to, and does not intend to, register the Secured Notes under the Securities Act. The Secured Notes will be DTC eligible securities with CUSIP numbers.

The definitive documentation will include customary registration rights for the equity providing the Issuer to use commercially reasonable efforts to prepare and file, as soon as reasonably practicable (and no more than [10] business days from the closing date) to file with the U.S. Securities and Exchange Commission a prospectus supplement to the Issuer’s automatic shelf registration statement on Form S-3 (File No. 333-265997) for the offer and resale (by any legally permissible means) of the equity by the AHG as selling shareholders thereunder.

Governance

Customary sacred rights. All other modifications and waivers, require the consent of a majority of the applicable series of Secured Notes.

Holders of a majority of the Secured Notes may replace the Indenture Trustee and the Collateral Agent, with only notice to the Issuer.

Settlement; Cooperation	The Issuer will cause the Secured Notes to be DTC eligible securities with CUSIP Numbers at Closing. From time to time the Issuer will reasonably cooperate with the AHG and secondary market participants, including but not limited to sell-side research and sales and trading desks to facilitate post-issuance market-making in the Secured Notes. In connection with the foregoing, the Issuer will, upon reasonable request, make available members of the management team from time to time to attend and make presentations regarding the business and prospects of the Issuer and its subsidiaries via one or more calls, meetings or other communication.

Trustee & Collateral Agent	The Trustee and, with respect to the Secured Notes, the Collateral Agent, for the indentures will be U.S. Bank Trust Company, National Association.
Due Diligence	This Term Sheet is provided for discussion purposes only is subject to satisfactory completion by the AHG of customary real estate, financial, legal and other customary due diligence, including AHG’s satisfaction with the terms and conditions of the Secured Notes and the transaction, the Collateral and negotiation of the definitive documentation and opinions. The Issuer, its management, its advisors and counsel shall cooperate with the advisors and counsel to the AHG, including making available members of the management team from time to time to discuss the business and prospects of the Issuer, its subsidiaries and the Collateral, coordinating property visits and responding to reasonable information requests and reasonable queries.
Out of Pocket Expenses	OPI, whether or not the transaction occurs, has agreed to pay certain fees and expenses in accordance with (a) that certain Fee Letter, dated as of September 13, 2024, between Milbank LLP and the Issuer and (b) that certain Engagement Agreement, dated as of September 11, 2024, by and among Province, LLC, Milbank LLP and the Issuer (the “Current Pay Fees & Expenses”). Without limiting the foregoing, as a condition to consummation of the transaction, any then-unpaid Current Pay Fees & Expenses and all other then-unpaid reasonable and documented fees and expenses of Milbank LLP incurred in its representation of the AHG shall have been paid by OPI.

EXHIBIT A

ADDRESS	CITY	STATE	GBV RE ASSETS
4344 Carmichael Road	Montgomery	AL	$16,757,213
131 Clayton Street	Montgomery	AL	12,105,880
711 S 14th Avenue	Safford	AZ	9,127,396
2115 O'Nel Drive	San Jose	CA	24,357,911
10949 N. Mather Boulevard	Rancho Cordova	CA	22,400,069
47131 Bayside Parkway	Fremont	CA	17,223,233
11020 Sun Center Drive	Rancho Cordova	CA	15,491,824
51 Rio Robles Drive	San Jose	CA	14,973,861
603 San Juan Avenue	Stockton	CA	8,728,363
2544 Campbell Place	Carlsbad	CA	7,759,008
8900 Grand Oak Circle	Tampa	FL	15,391,253
8305 NW 62nd Avenue	Johnston	IA	26,861,304
25 Newport Avenue Extension	Quincy	MA	17,068,481
530 Gaither Road	Rockville	MD	60,447,937
520 Gaither Road	Rockville	MD	46,882,354
540 Gaither Road	Rockville	MD	38,210,883
10320 Little Patuxent Parkway	Columbia	MD	31,022,861
7001 Columbia Gateway Drive	Columbia	MD	30,328,239
4201 Patterson Avenue	Baltimore	MD	13,539,884
2009-2011 Commerce Park Drive	Annapolis	MD	11,621,185
2001-2003 Commerce Park Drive	Annapolis	MD	8,959,241
6315 Hillside Court	Columbia	MD	6,053,096
6310 Hillside Court	Columbia	MD	5,676,976
534 Gaither Road	Rockville	MD	608,494
3550 Green Court	Ann Arbor	MI	13,391,107
4241 NE 34th Street	Kansas City	MO	12,012,664
10b Airline Drive	Colonie	NY	10,552,897
1212 Pittsford - Victor Road	Pittsford	NY	4,484,135
446 Wrenplace Road	Fort Mill	SC	35,392,091
9680 Old Bailes Road	Fort Mill	SC	6,542,141
1511 East Common Street	New Braunfels	TX	9,640,897
1775 Wiehle Avenue	Reston	VA	42,485,307
9960 Mayland Drive	Richmond	VA	27,733,510
45610 Woodland Road	Sterling	VA	27,297,785
45600 Woodland Road	Sterling	VA	26,603,242
7987 Ashton Avenue	Manassas	VA	13,845,324
9201 Forest Hill Avenue	Richmond	VA	4,917,458
12795 West Alameda Parkway	Lakewood	CO	18,363,999
20 Massachusetts Avenue NW	Washington	DC	286,613,229
7125 Industrial Road	Florence	KY	19,886,729
11411 E. Jefferson Avenue	Detroit	MI	22,226,810
One Jefferson Road	Parsippany	NJ	23,717,705
299 Jefferson Road	Parsippany	NJ	20,343,151
8800 Tinicum Boulevard	Philadelphia	PA	54,659,216
8675,8701-8711 Freeport Pkwy and 8901 Esters Blvd	Irving	TX	61,393,092
1760 Business Center Drive	Reston	VA	80,447,209

Total			$1,284,146,641